Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A of Kraig Biocraft Laboratories, Inc. for the period ended March 31, 2011 (the “Report”), I, Kim Thompson, Chief Executive Officer and Chief Financial Officer of Kraig Biocraft Laboratories, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents in all material respects, the financial condition and results of operations of Kraig Biocraft Laboratories, Inc.

Date: August 2, 2011

/s/ Kim Thompson
Kim Thompson Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.